Exhibit 99.1

NovaStar Financial, Inc.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	Dec ’03	As a % of Total	Nov ’03	As a % of Total	Oct ’03	As a % of Total
Non-conforming loan origination volume
Non-conforming
Wholesale
Independent brokers	$392,503	68%	$308,037	64%	$341,165	64%
NovaStar affiliated branches	133,486	23%	123,972	26%	140,448	27%
Correspondent/Bulk	26,311	4%	27,925	6%	19,813	4%
Retail	27,548	5%	19,314	4%	26,835	5%

Total non-conforming production volume	579,848	100%	479,248	100%	528,261	100%

# of funding days in the month	22		17		22

Average originations per funding day	$26,357		$28,191		$24,012

NovaStar affiliated branch production volume
Non-conforming
Brokered to non-affiliates	$118,230	47%	$113,328	48%	$126,413	47%
Brokered to NMI	133,486	53%	123,972	52%	140,448	53%

Total non-conforming	251,716	100%	237,300	100%	266,861	100%

Conforming/Government	323,682		276,561		373,545

Total affiliated branch production volume	$575,398		$513,861		$640,406

# of branches	432		434		434

Average production per branch	$1,332		$1,184		$1,476

Retail production volume
Non-conforming
Sold to non-affiliates	$4,060	11%	$4,928	17%	$4,215	10%
Held by NMI	27,548	78%	19,314	66%	26,835	62%

Total non-conforming	31,608	89%	24,242	83%	31,050	72%

Conforming/Government	3,766	11%	4,808	17%	12,374	28%

Total retail production volume	$35,374	100%	$29,050	100%	$43,424	100%

NovaStar Financial, Inc.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 12/31/03
	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.11%	80.5%	699	30%
620 to 659	7.25%	80.8%	639	22%
580 to 619	7.70%	82.6%	599	19%
540 to 579	8.06%	78.6%	559	19%
539 and below	8.68%	77.5%	528	10%
Fico score not available	6.97%	67.3%	NA	0%

	7.59%	80.3%	623	100%

Summary by Program Type
2-Year Fixed	7.55%	82.9%	617	70%
30-Year Fixed Due in 15	11.16%	20.0%	691	1%
30-Year Fixed	7.59%	78.5%	638	16%
3-Year Fixed	7.30%	80.1%	624	7%
15-Year Fixed	7.64%	66.0%	635	4%
Other Products	7.01%	83.8%	651	2%

	7.59%	80.3%	623	100%